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                                                                    EXHIBIT 8.1

                                 [letterhead]

                                        August 19, 1996

Copelco Capital Funding Corp. II
East Gate Drive
Mount Laurel, New Jersey 08054-5400

          Re: Copelco Capital Funding Corp. II
              (File No. 333-7335)
              -------------------

Ladies and Gentlemen:

    We have acted as special counsel for Copelco Capital Funding Corp. II, a Delaware corporation (the "Issuer"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission contemporaneously herewith under the Securities Act of 1933, as amended (the "Act"), which Registration Statement includes a Prospectus (the "Prospectus") of the registration under the Act of Class A Lease-Backed Notes, Series 1996-A and Class B Lease-Backed Notes, Series 1996-A (the "Offered Notes") to be issued pursuant the Indenture dated August 1, 1996 between the Issuer and Manufacturers and Traders Trust Company, as Indenture Trustee (substantially in the form filed as an Exhibit to the Registration Statement). You have requested that we confirm our opinion within the Prospectus regarding the treatment of the Offered Notes for Federal income tax pruposes and our opinion as to the accuracy of the description in the Prospectus of certain Federal tax matters relating to ownership of the Offered Notes.

    We have examined the Prospectus and such other documents as we have deemed necessary to render our opinions expressed below and within the Prospectus.

    We hereby confirm our opinion with respect to the Federal income tax characterization of the Offered Notes and the Federal income tax treatment of the issuance of such Offered Notes set forth under the caption "Prospectus Summary - Federal Income Tax Consequences" and "Certain Federal Income Tax Considerations", subject to the limitations expressed therein. Moreover, it is our opinion that the discussion of certain Federal tax matters within the Prospectus is an accurate description of the material tax aspects of owning (including) the purchase and sale of) the Offered Notes.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion within the Prospectus. In giving this consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

                                        Very truly yours,

                                        DEWEY BALLANTINE